Exhibit 10.1

C L I F F O R D C H A N C E	LIMITED LIABILITY PARTNERSHIP

CONFORMED COPY

DATED 13 DECEMBER 2005

OCTEL CORP. AND CERTAIN SUBSIDIARIES

AS OBLIGORS

BARCLAYS BANK PLC

LLOYDS TSB BANK PLC

THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND

AS ARRANGER

WITH

LLOYDS TSB BANK PLC

AS FACILITY AGENT AND SECURITY AGENT

AMENDMENT AND RESTATEMENT AGREEMENT

RELATING TO A

FACILITY AGREEMENT

DATED 29 OCTOBER 2001 AS AMENDED ON 21 DECEMBER 2001, 18 MARCH 2002 AND 27 MARCH 2003 AND AMENDED AND RESTATED ON 30 JANUARY 2004 AND AMENDED ON 31 AUGUST 2004

THIS AGREEMENT is dated 13 December 2005 and made between:

(1)	OCTEL CORP. (the “Parent”);

(2)	THE SUBSIDIARIES of the Parent listed in Schedule 3 (The Obligors) as obligors (the “Obligors”);

(3)	BARCLAYS BANK PLC, LLOYDS TSB BANK PLC and THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND as arrangers (whether acting individually or together, the “Arranger”);

(4)	BARCLAYS BANK PLC, LLOYDS TSB BANK PLC, THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND and CREDIT SUISSE, ZUG as the Lenders (the “Lenders”);

(5)	HBOS TREASURY SERVICES PLC as an acceding hedging bank;

(6)	LLOYDS TSB BANK PLC as the facility agent (the “Facility Agent”); and

(7)	LLOYDS TSB BANK PLC as the security agent and trustee for the Finance Parties (the “Security Agent”).

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Effective Date” means the date on which the Agent confirms to the Lenders and the Borrower that it has received each of the documents listed in Schedule 1 (Conditions Precedent) in a form and substance satisfactory to the Agent.

“Original Facility Agreement” means the US$250,000,000 facilities agreement dated 29 October 2001 between the Parent, the Arrangers, the Lenders and others as amended and amended and restated from time to time prior to the date of this Agreement.

“Octel International” means Octel International Limited registration number 3316194.

“Restated Agreement” means the Original Facility Agreement, as amended by this Agreement, the terms of which are set out in Schedule 2 (Restated Agreement).

“Restatement Documents” means:

(a)	this Agreement;

(b)	the Restated Agreement;

(c)	the Restated Securities (as defined in Schedule 2); and

(d)	the Fee Letter (as defined in Schedule 2).

1.2	Incorporation of Defined Terms

(a)	Unless a contrary indication appears, a term defined in the Original Facility Agreement has the same meaning in this Agreement.

(b)	The principles of construction set out in the Original Facility Agreement shall have effect as if set out in this Agreement.

1.3	Clauses

(a)	In this Agreement any reference to a “Clause” or “Schedule” is, unless the context otherwise requires, a reference to a Clause or Schedule of this Agreement.

(b)	Clause and Schedule headings are for ease of reference only.

2.	RESTATEMENT OF ORIGINAL FACILITY AGREEMENT

With effect from the Effective Date the Original Facility Agreement shall be amended and restated so that it shall be read and construed for all purposes as set out in Schedule 2 (Restated Agreement).

3.	REPRESENTATIONS

Each Obligor makes the representations and warranties set out in clause 20 (Representations) of the Restated Agreement at the relevant times set out therein as if each reference in those representations and warranties to “this Agreement” or “the Finance Documents” includes a reference to (a) this Agreement and (b) the Restated Agreement.

4.	ACCESSION OF BILATERAL BANK

With effect from the Effective Date, Lloyds TSB Bank PLC agrees to become a Bilateral Bank and to be bound by the terms of the Restated Agreement as a Bilateral Bank pursuant to clause 25.9 (Accession of Bilateral Banks) of the Restated Agreement.

5.	ACCESSION OF HEDGING BANK

With effect from the Effective Date, HBOS Treasury Services plc agrees to become a Hedging Bank and to be bound by the terms of the Restated Agreement as a Hedging Bank pursuant to clause 25.10 (Accession of Hedging Banks) of the Restated Agreement.

6.	CHANGE OF OBLIGORS’ AGENT

All parties agree that with effect from the Effective Date the Obligors’ Agent shall be Octel Finance who with effect from such date shall have all the power, rights and obligations allocated to the Obligors’ Agent in the Restated Agreement and with effect from the Effective Date AOC shall cease to be the Obligor’s Agent.

7.	RESIGNATION OF OCTEL INTERNATIONAL

7.1	Confirmation

The Parent and Octel International each confirm that:

(a)	no Default is continuing or would result from the resignation of Octel International as a Borrower; and

(b)	Octel International is under no actual or contingent obligations as a Borrower under any Finance Document.

7.2	Finance Party approval

Based upon the confirmation contained in Clause 7.1 (Confirmation) above, as at the Effective Date, the Finance Parties consent to Octel International resigning as a Borrower and with effect from the Effective Date Octel International shall cease to be a Borrower (but shall, for the avoidance of doubt, continue to be a Guarantor).

8.	WAIVER

The Finance Parties hereby agree to the Borrowers on the Effective Date prepaying all amounts owing to Allied Irish Banks P.L.C under the Original Facility Agreement and agree that the amounts may be directly paid to Allied Irish Banks P.L.C. and that clauses 9 (Prepayment, Cancellation and Increase) and 29 (Sharing Among the Finance Parties) of the Original Facility Agreement shall not apply to such amounts received by Allied Irish Banks P.L.C.

9.	OBLIGORS’ CONSENT TO FACILITY INCREASE

The Parent and the Obligors acknowledge that:

(a)	under clause 8 (Extension of Facility) of the Restated Agreement the Obligor’s Agent may request up to two extensions of the Termination Date; and

(b)	under clause 9.8 (Tranche 1 Increase in Facility B) or 9.9 (Tranche 2 Increase in Facility B) of the Restated Agreement the Parent may procure that one or more Additional Lenders agree to provide additional Facility B Commitments so that the Total Commitments may be increased up to US$200,000,000, and confirm that the Guarantee provided under clause 19 (Guarantee and Indemnity) of the Facility Agreement, the Security Documents and the Restated Security Documents are and will remain in full force and effect and guarantee and secure in favour of each Finance Party the performance by each Obligor of all the Obligors obligations under the Finance Documents including (without limitation) (i) if the Termination Date is extended or (ii) the Facility B Commitments are increased, each as described in paragraphs (a) and (b) above.

10.	CONTINUITY AND FURTHER ASSURANCE

10.1	Continuing obligations

The provisions of the Finance Documents shall, save as amended in this Agreement, continue in full force and effect.

10.2	Further assurance

Each Obligor shall, at the request of the Agent and at its own expense, do all such acts and things necessary to give effect to the amendments effected or to be effected pursuant to this Agreement.

11.	FEES, COSTS AND EXPENSES

11.1	Transaction expenses

Subject to the Fee Letter, Octel Finance Limited shall promptly on demand pay the Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with the negotiation, preparation, printing and execution of this Agreement and any other documents referred to in this Agreement.

11.2	Enforcement costs

Octel Finance Limited shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under this Agreement.

11.3	Stamp taxes

Octel Finance Limited shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of this Agreement.

12.	MISCELLANEOUS

12.1	Incorporation of terms

The provisions of clause 35 (Remedies and waivers), clause 34 (Partial Invalidity), clause 40 (Governing Law) and clause 41 (Enforcement) of the Original Facility Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those clauses to “this Agreement” or “the Finance Documents” are references to this Agreement.

12.2	Designation as Finance Document, Accession Letter and Resignation Letter

Octel Finance Limited and the Agent designate this Agreement as a Finance Document, a Accession Letter and a Resignation Letter by execution of this Agreement for the purposes of the definition of Finance Document, Accession Letter and Resignation Letter in the Original Facility Agreement.

12.3	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

CONDITIONS PRECEDENT

1.	Obligors

(a)	A copy of the constitutional documents of each Obligor.

(b)	A copy of a resolution of the board of directors of each Obligor:

(i)	approving the terms of, and the transactions contemplated by, this Agreement and resolving that it execute this Agreement;

(ii)	authorising a specified person or persons to execute this Agreement on its behalf; and

(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with this Agreement.

(c)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d)	A certificate of an authorised signatory of the relevant Obligor certifying that each copy document relating to it specified in this Schedule 1 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

(e)	The Group Structure Chart.

(f)	To the extent not otherwise provided above, the constitutive documents of any member of the Group incorporated in England and Wales or the U.S. whose shares are subject to Security under any of the Restated Securities together with any resolutions of the shareholders of such member of the Group adopting such changes to the constitutive documents of such member of the Group as the Agent shall have reasonably required (prior to the date of this Agreement) to, among other things, remove any restriction on any transfer of shares or partnership interests (or equivalent) in such member of the Group pursuant to any enforcement of any of such Restated Securities or a certificate of an authorised signatory of the relevant Group member confirming that the constitutive documents of such Group member have not changed since they were last provided to the Agent.

(g)	A copy of a good standing certificate (including verification of tax status) with respect to each U.S. Obligor, issued as of a recent date by the Secretary of State or other appropriate official of each U.S. Obligor’s jurisdiction of incorporation or organisation.

2.	Legal Opinions

(a)	A legal opinion of Clifford Chance LLP, legal advisers to the Arranger and the Agent in England as to English law, substantially in the form distributed to the Lenders prior to signing this Agreement.

(b)	A legal opinion of Clifford Chance LLP, legal advisers to the Arranger and the Agent as to the laws of the U.S.A., substantially in the form distributed to the Lenders prior to signing this Agreement.

(c)	A legal opinion of Bär & Karrer, the legal advisers to the Arranger and the Agent as to Swiss law, substantially in the form distributed to the Lenders prior to signing this Agreement.

3.	Accounts

(a)	The audited financial statements of each Obligor other than Octel GmbH, Octel Alchemy and Octel Finance for the financial year ended 31 December 2004.

(b)	The financial statements of Octel Alchemy for the financial year ended 31 December 2004.

4.	Other Finance Documents

The	Fee Letter (as defined in Schedule 2).

5.	Security

(a)	Duly executed Restated Debentures in the agreed form (to be dated the Effective Date).

(b)	Duly executed Restated Swiss Assignment Agreement in the agreed form (to be dated the Effective Date).

(c)	Duly executed Restated US Security Documents in the agreed form (to be dated the Effective Date).

(d)	Duly executed Restated English Share Pledge in the agreed form (to be dated the Effective Date).

(e)	Duly executed Restated Swiss Share Pledges in the agreed form (to be dated the Effective Date).

6.	Perfection of Security

(a)	Key Properties - Registration:

(i)	The results of HM Land Registry searches in favour of the Agent on the appropriate forms against all of the registered titles comprising each Key Property giving not less than 14 days priority beyond the date each Key Property became subject to the terms of the relevant Finance Documents and showing no adverse entries.

(ii)	An undertaking from Hammonds (legal counsel to AOC) to use reasonable endeavours to satisfy any requisitions raised by HM Land Registry without delay in connection with the application to register the Security created in respect of each Key Property under the Restatement Documents.

(iii)	Appropriate land registry application forms completed, land registry fees (including any related fees) to enable Clifford Chance LLP to register the Security created in respect of each Key Property under the Restatement Documents.

(iv)	Title Deeds for Key Properties and the Bletchley Property.

(v)	Notice of Charge (to be dated the Effective Date).

(b)	All original share certificates and related stock transfer forms executed in blank in relation to shares subject to the Security Documents to the extent appropriate under applicable law.

(c)	Executed notices of assignment/charge (to be dated the Effective Date) of any contracts specifically identified in the Security Documents and any bank accounts listed in the Security Documents.

7.	Other documents and evidence

(a)	Evidence that the fees, costs and expenses then due pursuant to Clause 11 (Fees costs and expenses) of this Agreement and Clause 13 (Fees) and Clause 18 (Costs and expenses) of the Restated Agreement have been paid.

(b)	Either (i) a letter from the Parent to the Agent (attaching supporting advice from the Borrower’s English solicitors) confirming that each of the Original Obligors incorporated in England is not prohibited by Section 151 of the Companies Act 1985 from entering into the Restatement Documents and/or (ii) evidence that each of the Original Obligors incorporated in England has done all that is necessary (including, without limitation, by re-registering as a private company) to follow the procedures set out in Sections 155 to 158 of the Companies Act 1985 in order to enable it to enter into the Restatement Documents and perform its obligations under the Restatement Documents.

(c)

A certificate of the Chief Financial Officer of each U.S. Obligor stating that the respective company is Solvent after the application of the proceeds thereof in accordance with Clause 3 of the Restated Agreement and the payment of all estimated legal, accounting and other fees related to this Agreement and the consummation of the other transactions contemplated hereby. For purposes of this certificate, “Solvent” means with respect to such U.S. Obligor on any date of determination that (a) the fair value of the property of such person is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such person; (b) the present fair saleable value of the assets of such person is not less than the amount which will be required to pay the probable liability of such person on its debts as they become absolute and mature; (c) such person does not intend to, and does not believe that it will, incur debts or liabilities beyond such person’s ability to pay as such debts and liabilities mature; and (d) such person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such person’s property would constitute unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in lights of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual and matured liability.

(d)	A side letter from the Parent to the Agent for the purposes of the definition of Permitted Dividend Amount in the Restated Agreement.

(e)	A Utilisation Request for an amount equal to the total amount owing to Allied Irish Banks P.L.C. as at the Effective Date and which specifies that the proceeds of the Loan, the subject of the Utilisation Request, be paid to an account nominated by Allied Irish Banks P.L.C.

(f)	A compliance certificate showing the Leverage Ratio at the Restatement Date.

SCHEDULE 2

RESTATED AGREEMENT

SCHEDULE 3

THE OBLIGORS

Name of Borrower	Jurisdiction of Incorporation and registration number (or equivalent, if any)

The Associated Octel Company Limited	England, 344359

Octel Developments PLC	England, 3516662

Octel Petroleum Specialties Limited	England, 3316334

Octel Finance Limited	England, 5330706

Name of Guarantor	Jurisdiction of Incorporation and registration number (or equivalent, if any)

The Associated Octel Company Limited	England, 344359

Octel Petroleum Specialties Limited	England, 3316334

Octel Developments PLC	England, 3516662

Octel Corp.	Delaware, USA,

OboAdler Company Limited	England, 3760777

Octel Trading Limited	England, 3516648

Octavision Limited	England, 4109325

Octel International Limited	England, 3316194

Alcor Chemie Vertriebs GmbH	Switzerland, CH-170.4.002.974-7

Associated Octel Company (Plant) Limited	England, 873396

Octel America Inc.	Delaware, U.S.A.

Octel Finance Limited	England, 5330706

Octel Alchemy	England, 4998182

Octel GmbH	Switzerland, CH-170.4.004.645-1

Octel Starreon LLC	Delaware, U.S.A.

SIGNATURES

The Parent OCTEL CORP.

By:	Paul Jennings

The Obligors THE ASSOCIATED OCTEL COMPANY LIMITED

By:	Simon Nuttall

OCTEL DEVELOPMENTS PLC

By:	Simon Nuttall

OCTEL PETROLEUM SPECIALTIES LIMITED

By:	Simon Nuttall

OCTEL FINANCE LIMITED

By:	Simon Nuttall

OBOADLER COMPANY LIMITED

By:	Simon Nuttall

OCTEL TRADING LIMITED

By:	Simon Nuttall

OCTAVISION LIMITED

By:	Simon Nuttall

OCTEL INTERNATIONAL LIMITED

By:	Simon Nuttall

ALCOR CHEMIE VERTRIEBS GMBH

By:	M Wettstein

ASSOCIATED OCTEL COMPANY (PLANT) LIMITED

By:	Simon Nuttall

OCTEL AMERICA INC.

By:	Paul Jennings

OCTEL ALCHEMY

By:	Simon Nuttall

OCTEL GMBH

By:	M Wettstein

OCTEL STARREON LLC

By:	Paul Jennings

The Arranger BARCLAYS BANK PLC

By:	Alan Brown

LLOYDS TSB BANK PLC

By:	Jenny Murray

THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND

By:	Alastair Donald

The Facility Agent LLOYDS TSB BANK PLC

By:	Jenny Murray

The Security Agent LLOYDS TSB BANK PLC

By:	Jenny Murray

The Lenders BARCLAYS BANK PLC

By:	Alan Brown

LLOYDS TSB BANK PLC

By:	Scott Downes

THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND

By:	Alastair Donald

CREDIT SUISSE, ZUG

By:	Daniel Schaeublin and Andreas Tschopp

Hedging Bank HBOS TREASURY SERVICES PLC

By:	Andrew Wells